Exhibit 16.1

Ernst & Young LLP 178 South Rio Grande Street Suite 400 Salt Lake City, Utah 84101 Tel: 801 350 3300 Fax: 801 350 3456

February 8, 2013
Securities and Exchange Commission 100 F Street, N.E. Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated February 8, 2013, of Myrexis, Inc. and are in agreement with the statements contained in the 1st through 5th paragraphs of Item 4.01(a) on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP